Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release Cerence Delivers Strong Q1 FY26 Results, with Record- Setting Free Cash Flow, Adjusted EBITDA Above Guidance, and Accelerating Technology and Customer Momentum Headlines • Strong Q1 results with revenue of $115.1 million, including the $49.5M patent license payment; Net cash provided by operating activities of $37.9 million; and free cash flow of $35.6 million - a quarterly record for the Company, reflecting disciplined execution and profitability • Accelerating innovation and customer momentum for Cerence xUI, with five significant customer programs and the first xUI-powered cars expected to hit roads in 2026; strong reception at CES 2026 • Advancing toward long-term sustainable growth, supported by cost discipline and debt reduction; Company reaffirms full‑year fiscal 2026 guidance BURLINGTON, Mass., February 4, 2026 – Cerence Inc. (NASDAQ: CRNC) (“Cerence AI”), a global leader pioneering conversational AI-powered user experiences, today reported its first quarter fiscal year 2026 results for the quarter ended December 31, 2025. “We delivered a strong start to fiscal 2026, with solid revenue performance, adjusted EBITDA above the high end of guidance, and a quarterly record for free cash flow,” said Brian Krzanich, CEO of Cerence. “Customer momentum around Cerence xUI continues to accelerate: we now have five programs in progress with major automakers, and we received incredible customer feedback from our demos at CES 2026, where we showcased next‑generation, LLM‑powered experiences and new AI agents that serve users throughout their vehicle purchase and ownership journey." Krzanich continued, "At the same time, in Q1, we strengthened our balance sheet through disciplined cost management and debt reduction, while continuing to invest in innovation to support long‑term growth. With a clear strategy focused on advancing our technology, expanding our customer footprint, and driving profitable growth, we are energized by the opportunities ahead and believe that we are well positioned to execute through the remainder of fiscal 2026 and beyond. With that, we have reaffirmed our guidance for the full fiscal year.”

cerence ai

Press Release

Results Summary [(1)]
(in millions, except per share data)

	Three Months Ended December 31,	
	2025	2024
GAAP revenue [(2)]	$ 115.1	$ 50.9
GAAP gross margin	86.3 %	65.0 %
GAAP total operating expenses [(3)]	$ 70.0	$ 50.0
Non-GAAP total operating expenses [(3)]	$ 57.3	$ 34.1
GAAP net loss	$ (5.2)	$ (24.3)
Adjusted EBITDA	$ 44.6	$ 1.4
GAAP net cash provided by operating activities	$ 37.9	$ 9.3
Free cash flow	$ 35.6	$ 7.9
GAAP net loss per share - diluted	$ (0.12)	$ (0.57)

(1) Please refer to the "Discussion of Non-GAAP Financial Measures" and "Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures" included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(2) Q1FY26 revenue included $49.5 million of patent license revenue related to our previously disclosed agreement with Samsung. Q1FY26 and Q1FY25 revenue included $7.8 million and no revenue from fixed license contracts, respectively.
(3) Q1FY26 GAAP and Non-GAAP operating expenses included $20.7 million of expenses related to our previously disclosed agreement with Samsung.

Cerence Key Performance Indicators
To help investors gain further insight into Cerence's business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q1FY26
Percent of worldwide auto production with Cerence Technology (trailing twelve months ("TTM"))	51%
Change in number of Cerence connected cars shipped (TTM over prior year TTM)[2]	14%
Change in Adjusted Total Billings (TTM over prior year TTM)[3]	2%

(1) Please refer to the "Key Performance Indicators" section included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2) Based on IHS Markit data, global auto production increased 3.2% TTM over prior year TTM.
(3) Adjusted Total Billings excludes professional services and fixed license contracts and is adjusted for fixed license consumption. Change in Adjusted Total Billings is calculated TTM over prior year TTM.

Second Quarter and Full Year Fiscal 2026 Outlook
For the fiscal quarter ending March 31, 2026, revenue is expected to be in the range of $58 million to $62 million, where $5 million of fixed license revenue contracts are currently expected to be signed during the quarter. Gross margins are projected between 71% and 72%, and the Company projects GAAP profitability to be between a net loss of $1 million to net income of $4 million. Adjusted EBITDA is expected to be in the range of $2 million to $6 million. The adjusted EBITDA guidance excludes amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.

Guidance for the full fiscal year ending September 30, 2026 is reaffirmed, with revenue expected to be in the range of $300 million to $320 million; net (loss) income projected to be in the range of $(8) million to $12

Contact Information
Cerence Media Relations | press@cerence.com
Cerence Investor Relations | cerence@pondel.com

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release million; adjusted EBITDA expected to be in the range of $50 million to $70 million; net cash provided by operating activities projected to be in the range of $61 million to $67 million; and free cash flow expected to be in the range of $56 million to $66 million. Additional details regarding guidance will be provided during the Company’s earnings call. Cerence Conference Call and Webcast The Company will host a live conference call and webcast with slides to discuss its results today at 4:30pm Eastern Time / 1:30pm Pacific Time. Interested investors and analysts are invited to dial into the conference call by registering here. Webcast access also will be available on the Investor section of the Company’s website at investors.cerence.com. A replay of the webcast can be accessed by visiting the Company’s website 90 minutes following the conference call at investors.cerence.com. Forward Looking Statements Statements in this press release, as well as oral statements made by Cerence management from time to time, regarding: Cerence’s future performance, results and financial condition; expected growth, profitability and cash flow; outlook and momentum; transformation plans and cost efficiency initiatives; strategy; opportunities; business, industry and market trends; plans and expectations regarding fixed license contracts and the impact on financial results; revenue visibility; backlog; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology and Cerence xUI; expected benefits of technology partnerships; IP monetization and protection efforts; and management’s future expectations, anticipations, intentions, estimates, assumptions, beliefs, goals, objectives, targets, plans, outlook or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “objective,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward- looking statements. Although we believe forward-looking statements are based upon reasonable assumptions as of the date of this press release, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the United States, actions taken by other countries in response or other changes in law and regulation applicable to us; the ongoing conflicts in Ukraine and the Middle East; risks of international operations, including in China; automotive production curtailment or delays; changes in customer forecasts and the timing and receipt of royalty reports; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed license contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional services projects; fluctuations in our financial and operating results, including as a result of licensing transactions and litigation settlements or judgments; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs) and shift to more recurring revenue streams; the inability to expand into adjacent or non-auto markets; the inability to recruit

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release and retain qualified personnel; cybersecurity and data privacy incidents and compliance with global privacy and data security requirements; failure to protect our intellectual property; adverse developments related to our intellectual property enforcement litigation, the outcome of such litigation, or remedies that could be awarded in connection with such litigation; the evolving regulatory landscape governing artificial intelligence; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt; the use of cash to service or repay our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2025 and 2024, our management has either included or excluded the following items in general categories, each of which is described below. Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net and impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs. Restructuring and other costs, net. Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, consulting costs relating to our transformation initiatives, and costs for consolidating duplicate facilities.

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net (gains) losses from extinguishment of debt, net (gains) losses from foreign currency translation, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions. Non-GAAP total operating expenses. Non-GAAP total operating expenses reflect GAAP operating expenses excluding stock-based compensation, intangible asset amortization, and restructuring and other costs. Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs. Key Performance Indicators We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended December 31, 2025, our management has reviewed the following KPIs, each of which is described below: • Percent of worldwide auto production with Cerence Technology (TTM): The number of Cerence enabled cars shipped on a TTM basis as compared to IHS Markit car production data.

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release • Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis. • Change in Adjusted total billings YoY (TTM): The year over year change in total billings excluding Professional Services and fixed license billings and adjusted for fixed license consumption. Amounts calculated on a TTM over prior year TTM basis. ____________ See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures. To learn more about Cerence AI, visit www.cerence.ai, and follow the company on LinkedIn. About Cerence Inc. Cerence Inc. (NASDAQ: CRNC) is a global industry leader in creating intuitive, seamless, AI-powered experiences across automotive and transportation. Leveraging decades of innovation and expertise in voice, generative AI, and large language models, Cerence powers integrated experiences that create safer, more connected, and more enjoyable journeys for drivers and passengers alike. With more than 525 million cars shipped with Cerence technology, the company partners with leading automakers, transportation OEMs, and technology companies to advance the next generation of user experiences. Cerence is headquartered in Burlington, Massachusetts, with operations globally and a worldwide team dedicated to pushing the boundaries of AI innovation. For more information, visit www.cerence.ai.

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release CERENCE INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited) Three Months Ended December 31, 2025 2024 Revenues: License $ 87,758 $ 22,725 Connected services 14,532 13,707 Professional services 12,786 14,464 Total revenues 115,076 50,896 Cost of revenues: License 1,323 1,782 Connected services 4,911 6,311 Professional services 9,492 9,731 Total cost of revenues 15,726 17,824 Gross profit 99,350 33,072 Operating expenses: Research and development 24,701 20,869 Sales and marketing 5,557 4,766 General and administrative 31,987 12,754 Amortization of intangible assets — 554 Restructuring and other costs, net 7,794 11,062 Total operating expenses 70,039 50,005 Income (loss) from operations 29,311 (16,933) Interest income 865 1,437 Interest expense (1,665) (3,393) Other income, net 1,550 272 Income (loss) before income taxes 30,061 (18,617) Provision for income taxes 35,300 5,671 Net loss $ (5,239) $ (24,288) Net loss per share: Basic $ (0.12) $ (0.57) Diluted $ (0.12) $ (0.57) Weighted-average common shares outstanding: Basic 44,953 42,897 Diluted 44,953 42,897

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release CERENCE INC. Condensed Consolidated Balance Sheets (in thousands, except per share amounts) December 31, September 30, 2025 2025 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 92,130 $ 84,017 Marketable securities 2,544 3,433 Accounts receivable, net of allowances of $68 and $68 51,228 58,937 Deferred costs 4,352 4,481 Prepaid expenses and other current assets 35,886 39,889 Total current assets 186,140 190,757 Property and equipment, net 36,418 35,761 Deferred costs 14,855 15,501 Operating lease right of use assets 15,135 16,762 Goodwill 299,037 299,003 Deferred tax assets 32,786 54,207 Other assets 17,672 18,600 Total assets $ 602,043 $ 630,591 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 4,859 $ 901 Deferred revenue 52,438 51,865 Short-term operating lease liabilities 4,471 4,344 Accrued expenses and other current liabilities 37,471 44,080 Total current liabilities 99,239 101,190 Long-term debt 171,924 199,693 Deferred revenue, net of current portion 141,905 140,021 Long-term operating lease liabilities 11,977 13,083 Other liabilities 26,557 25,928 Total liabilities 451,602 479,915 Stockholders' Equity: Common stock, $0.01 par value, 560,000 shares authorized; 45,016 and 43,374 shares issued and outstanding, respectively 450 434 Accumulated other comprehensive loss (25,768) (25,469) Additional paid-in capital 1,121,452 1,116,165 Accumulated deficit (945,693) (940,454) Total stockholders' equity 150,441 150,676 Total liabilities and stockholders' equity $ 602,043 $ 630,591

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release CERENCE INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Three Months Ended December 31, 2025 2024 Cash flows from operating activities: Net loss $ (5,239) $ (24,288) Adjustments to reconcile net loss to net cash provided by operations: Depreciation and amortization 2,184 2,445 Provision for credit loss reserve — 207 Stock-based compensation 5,345 7,771 Non-cash interest expense 881 1,861 Gain on debt extinguishment (1,051) (327) Deferred tax provision 21,809 4,927 Unrealized foreign currency transaction losses 127 1,997 Other, net 686 (33) Changes in operating assets and liabilities: Accounts receivable 5,986 8,800 Prepaid expenses and other assets 6,086 27,201 Deferred costs 735 1,859 Accounts payable 3,747 3,814 Accrued expenses and other liabilities (6,021) (33,087) Deferred revenue 2,619 6,107 Net cash provided by operating activities 37,894 9,254 Cash flows from investing activities: Capital expenditures (2,249) (1,360) Sale and maturities of marketable securities 886 2,493 Other investing activities (426) (374) Net cash (used in) provided by investing activities (1,789) 759 Cash flows from financing activities: Principal payments of long-term debt (27,600) — Principal payments of short-term debt — (26,964) Common stock repurchases for tax withholdings for net settlement of equity (7,541) (1,369) Principal payment of lease liabilities arising from a finance lease (12) (115) Proceeds from the issuance of common stock 7,499 1,364 Net cash used in financing activities (27,654) (27,084) Effects of exchange rate changes on cash and cash equivalents (338) (311) Net change in cash and cash equivalents 8,113 (17,382) Cash and cash equivalents at beginning of period 84,017 121,485 Cash and cash equivalents at end of period 92,130 104,103 Supplemental disclosure of cash flow information: Cash paid for income taxes $ 8,592 $ 9 Cash paid for interest $ 1,275 $ 3,077 Supplemental cash flow disclosures from non-cash investing activities: Fixed asset additions included in accounts payable and other current liabilities $ 233 $ —

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (unaudited - in thousands) Three Months Ended December 31, 2025 2024 GAAP revenue $ 115,076 $ 50,896 GAAP gross profit $ 99,350 $ 33,072 GAAP gross margin 86.3% 65.0% GAAP total operating expenses $ 70,039 $ 50,005 Stock-based compensation* 4,989 4,318 Amortization of intangible assets — 554 Restructuring and other costs, net* 7,794 11,062 Non-GAAP total operating expenses $ 57,256 $ 34,071 GAAP net loss $ (5,239) $ (24,288) Stock-based compensation* 5,346 4,808 Amortization of intangible assets — 554 Restructuring and other costs, net* 7,794 11,062 Depreciation 2,184 1,891 Total other (income) expense, net (750) 1,684 Provision for income taxes 35,300 5,671 Adjusted EBITDA $ 44,634 $ 1,382 GAAP net cash provided by operating activities $ 37,894 $ 9,254 Capital expenditures (2,249) (1,360) Free cash flow $ 35,645 $ 7,894 Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures. * - $3.0 million in stock-based compensation is included in Restructuring and other costs, net for Q1'25.

Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com Press Release CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.) (unaudited - in thousands, except per share data) Q2 2026 FY2026 Low High Low High GAAP revenue $ 58,000 $ 62,000 $ 300,000 $ 320,000 GAAP gross profit $ 40,920 $ 44,920 $ 236,205 $ 256,205 GAAP gross margin 71% 72% 79% 80% GAAP total operating expenses $ 49,972 $ 49,972 $ 233,368 $ 233,368 Stock-based compensation 7,352 7,352 25,853 25,853 Restructuring and other costs, net — — 7,500 7,500 Non-GAAP total operating expenses $ 42,620 $ 42,620 $ 200,015 $ 200,015 GAAP net (loss) income $ (581) $ 3,581 $ (8,117) $ 11,883 Stock-based compensation 8,099 8,099 28,480 28,480 Restructuring and other costs, net — — 7,500 7,500 Depreciation 2,953 2,953 11,183 11,183 Total other expense (income), net 710 548 (3,066) (3,066) (Benefit from) provision for income taxes (9,181) (9,181) 14,020 14,020 Adjusted EBITDA $ 2,000 $ 6,000 $ 50,000 $ 70,000 GAAP net (loss) income per share: Basic $ (0.01) $ 0.08 $ (0.18) $ 0.26 Diluted $ (0.01) $ 0.08 $ (0.18) $ 0.25 Weighted-average common shares outstanding: Basic 45,056 45,056 45,066 45,066 Diluted 45,056 47,752 45,066 48,200 GAAP net cash provided by operating activities $ 61,000 $ 67,000 Capital expenditures (5,500) (1,500) Free cash flow $ 55,500 $ 65,500